UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 22, 2026
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2031	LINE31	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On September 22, 2026, James Wyper notified the Board of Directors (the "Board") of Lineage, Inc. (the “Company”) of his resignation as a director of the Company, effective immediately. Mr. Wyper's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company thanks Mr. Wyper for his years of service and valuable contributions to the Board.
Appointment of Director
On September 23, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Paul Beiboer as a director of the Company, effective immediately, to fill the vacancy on the Board created by Mr. Wyper's resignation. Mr. Beiboer will serve as a director until the Company's 2027 annual meeting of stockholders and until his successor is duly elected and qualifies, or until his earlier resignation, death or removal. The Board also appointed Mr. Beiboer to serve as a member of the Talent and Compensation Committee of the Board, effective immediately.
There are no arrangements or understandings between Mr. Beiboer and any other person pursuant to which Mr. Beiboer was appointed as a director of the Company. There are no transactions between Mr. Beiboer and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment, Mr. Beiboer will receive pro-rated compensation in accordance with the Company's Non-Employee Director Compensation Program, a copy of which was included as Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on February 25, 2026. In addition, Mr. Beiboer will enter into the Company's standard form of indemnification agreement for directors.
Transition of Chief Transformation Officer
As previously disclosed in a Current Report on Form 8-K filed on April 9, 2026, Sudarsan Thattai, Chief Transformation Officer and former Chief Information Officer of the Company, notified the Company of his planned retirement from the Company on April 2, 2027 (the “Retirement Date”). Mr. Thattai's Chief Information Officer responsibilities were previously transitioned to other members of management. On September 23, 2026, Mr. Thattai and the Company mutually determined that Mr. Thattai's Chief Transformation Officer responsibilities would be transitioned to other members of management, effective September 28, 2026 (the “Transition Date”). Mr. Thattai will cease to serve as an executive officer of the Company as of the Transition Date and will remain with the Company as an adviser through the Retirement Date.
To support the transition, the Company entered into a Transition Agreement with Mr. Thattai on September 23, 2026 that is expected to run through the Retirement Date, pursuant to which Mr. Thattai will serve as a Special Adviser to the Company and continue to receive substantially the same compensation and participate in the same employee benefit plans on the same basis as while he was serving as Chief Transformation Officer.
Item 7.01 – Regulation FD Disclosure.
On September 24, 2026, the Company issued a press release announcing the appointment of Mr. Beiboer to the Board and the resignation of Mr. Wyper. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 – Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Lineage, Inc. dated September 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

September 24, 2026	/s/ Natalie Matsler
Date	(Signature)
Natalie Matsler
Chief Legal Officer & Corporate Secretary